Exhibit 99.1
Marathon Petroleum Corp. Reports Fourth-Quarter 2021 Results
•Reported fourth-quarter net income of $774 million, or $1.27 per diluted share; reported adjusted net income of $794 million, or $1.30 per diluted share
•Returned approximately $3 billion of capital through share repurchases since Oct 31; completed approximately 55% of $10 billion repurchase program through Jan 31; announced an incremental $5 billion repurchase authorization
•Announced 2022 MPC standalone capital spending outlook of $1.7 billion; approximately 50% of growth capital for Martinez refinery conversion
•Martinez renewable fuels project total cost of $1.2 billion; approximately $300 million spent to date, $700 million for 2022, and $200 million for 2023

FINDLAY, Ohio, Feb. 2, 2022 – Marathon Petroleum Corp. (NYSE: MPC) today reported net income of $774 million, or $1.27 per diluted share, for the fourth quarter of 2021, compared with net income of $285 million, or $0.44 per diluted share, for the fourth quarter of 2020.
Adjusted net income was $794 million, or $1.30 per diluted share, for the fourth quarter of 2021. This compares to an adjusted net loss of $608 million, or $(0.94) per diluted share, for the fourth quarter of 2020. For the fourth quarter of 2021, the adjustments exclude $132 million of pre-tax charges related to senior note redemptions and include an incremental $112 million of tax expense to adjust all results to a 24% rate. Adjustments are shown in the accompanying release tables.
“In 2021, we progressed all three of our strategic initiatives” said President and Chief Executive Officer Michael J. Hennigan. “On our portfolio, we completed the Speedway sale, started up our Dickinson renewable diesel facility, and progressed the conversion of our Martinez refinery into a renewable fuels facility. Commercially, we executed initiatives to enhance the value of our assets by securing logistically advantaged feedstocks through our JV with ADM to supply feedstock to Dickinson and adding pretreatment facilities. Throughout this year, we maintained $1.5 billion of cost reductions and today, the announcement of our 2022 capital outlook reflects our continued commitment to capital discipline.
“Another focus has been to return capital to shareholders. We have completed approximately 55% of our $10 billion capital return program and today, as part of our long term commitment to return capital, announced an incremental $5 billion share repurchase authorization.”

Results from Operations
Income from operations was $1.8 billion in the fourth quarter of 2021, compared to $795 million in the fourth quarter of 2020.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2021	2020	2021	2020
Refining & Marketing(a)	$881	$(1,579)	$1,016	$(5,189)
Midstream	1,070	974	4,061	3,708
Corporate	(173)	(175)	(696)	(800)
Income (loss) from continuing operations before items not allocated to segments	1,778	(780)	4,381	(2,281)
Items not allocated to segments:
LCM inventory valuation adjustment	—	1,185	—	—
Impairment and idling expenses	—	(146)	(81)	(9,741)
Restructuring expenses	—	(19)	—	(367)
Litigation	—	84	—	84
Gain on sale of assets	—	66	—	66
Transaction-related costs	—	—	—	(8)
Income (loss) from continuing operations	$1,778	$390	$4,300	$(12,247)

Speedway	$—	$419	$613	$1,701
LCM inventory valuation adjustment	—	25	—	—
Gain on sale of assets	—	—	11,682	—
Transaction-related costs	—	(39)	(46)	(114)
Income from discontinued operations	$—	$405	$12,249	$1,587

Income (loss) from continuing and discontinued operations	$1,778	$795	$16,549	$(10,660)
(a)    Includes last-in, first-out (LIFO) liquidation charges of $305 million for the fourth quarter 2020 and $561 million for the year 2020.

Adjusted earnings before interest, taxes, depreciation, and amortization (adjusted EBITDA) was $2.8 billion in the fourth quarter of 2021, compared with $907 million for the fourth quarter of 2020. The fourth quarter of 2020 includes $426 million of EBITDA from Speedway discontinued operations. As detailed in the table below, adjusted EBITDA is shown for both continuing and discontinued operations. Adjusted EBITDA from continuing operations excludes refining planned turnaround costs.
Reconciliation of Income (Loss) from Operations to Adjusted EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2021	2020	2021	2020
Refining & Marketing Segment
Segment income (loss) from operations	$881	$(1,579)	$1,016	$(5,189)
Add: Depreciation and amortization	464	465	1,870	1,857
Refining planned turnaround costs	204	107	582	832
Storm impacts	—	—	50	—
LIFO liquidation charge	—	305	—	561
Segment Adjusted EBITDA	1,549	(702)	3,518	(1,939)

Midstream Segment
Segment income from operations	1,070	974	4,061	3,708
Add: Depreciation and amortization	335	343	1,329	1,353
Storm impacts	—	—	20	—
Segment Adjusted EBITDA	1,405	1,317	5,410	5,061

Segment Adjusted EBITDA	2,954	615	8,928	3,122
Corporate	(173)	(175)	(696)	(800)
Add: Depreciation and amortization	14	41	109	165
Adjusted EBITDA from continuing operations	$2,795	$481	$8,341	$2,487

Speedway
Speedway	$—	$419	$613	$1,701
Add: Depreciation and amortization(a)	—	7	3	244
Adjusted EBITDA from discontinued operations	$—	$426	$616	$1,945

Adjusted EBITDA from continuing and discontinued operations	$2,795	$907	$8,957	$4,432

(a)As of August 2, 2020, MPC ceased recording depreciation and amortization for Speedway.

Refining & Marketing (R&M)
R&M segment income from operations was $881 million in the fourth quarter of 2021, compared with a loss of $1.6 billion for the fourth quarter of 2020.

Segment adjusted EBITDA was $1.5 billion in the fourth quarter of 2021, versus a loss of $702 million for the fourth quarter of 2020. Segment adjusted EBITDA excludes refining planned turnaround costs, which totaled $204 million in the fourth quarter of 2021 and $107 million in the fourth quarter of 2020. It also excludes a non-cash LIFO liquidation charge of $305 million in the fourth quarter of 2020. The increase in

R&M earnings was primarily due to higher crack spreads in all regions, wider differentials, and higher throughput.
R&M margin was $15.88 per barrel for the fourth quarter of 2021, versus $7.42 per barrel, excluding the LIFO liquidation charge, for the fourth quarter of 2020. Crude capacity utilization was 94%, resulting in total throughput of 2.9 million barrels per day.
Midstream
Midstream segment income from operations, which primarily reflects the results of MPLX LP (NYSE: MPLX), was $1.1 billion in the fourth quarter of 2021, compared with $974 million for the fourth quarter of 2020.
Segment adjusted EBITDA was $1.4 billion in the fourth quarter of 2021, versus $1.3 billion for the fourth quarter of 2020. Results for the quarter benefited from higher revenue partially offset by higher operating expenses.
Corporate and Items Not Allocated
Corporate expenses totaled $173 million in the fourth quarter of 2021, compared with $175 million in the fourth quarter of 2020.
Speedway
This business was sold on May 14, 2021. Historic results are reported as discontinued operations.
Financial Position and Liquidity
As of Dec. 31, 2021, MPC had $10.8 billion of cash, cash equivalents, and short-term investments. There were no borrowings outstanding under the company’s $5 billion five-year bank revolving credit facility.
MPC debt at the end of the fourth quarter of 2021 totaled $7.0 billion, excluding MPLX debt. MPC’s debt-to-capital ratio, excluding MPLX, was 21% at the end of the fourth quarter of 2021.
In the fourth quarter, the company redeemed $1.25 billion outstanding aggregate principal amount of its senior notes due May 2023, and $850 million outstanding aggregate principal amount of its senior notes due December 2023. Both redemptions required payment of make-whole premiums.
Strategic and Operations Update
The company repurchased approximately $3 billion of company shares from October 31, 2021 to January 31, 2022. Approximately 55% of the $10 billion repurchase program has been completed.
Additionally, on February 2, the company announced that its board of directors has approved an incremental $5 billion share repurchase authorization. The authorization has no expiration date. MPC may utilize various methods to effect the repurchases, which could include open market repurchases, negotiated block transactions, accelerated share repurchases, tender offers or open market solicitations for shares, some of which may be effected through Rule 10b5-1 plans. The timing of repurchases will depend upon several factors, including market and business conditions, and repurchases may be discontinued at any time.
MPC’s capital spending outlook for 2022 is $1.7 billion. Approximately 80% of overall spending is focused on growth capital and 20% on sustaining capital. Of the $1.3 billion of growth capital, approximately 50% is currently allocated to completing the Martinez refinery conversion. Total project cost for Martinez is expected to be $1.2 billion with approximately $200 million remaining in 2023.
MPC has already sourced some advantaged feedstock for Martinez and is engaged in negotiations with multiple parties for the balance. The company’s strategy is multi-faceted including long term arrangements, joint ventures and alliances. The Martinez facility is expected to produce 260 million gallons per year of renewable diesel by the second half of 2022, with pretreatment capabilities coming online in 2023. The facility is expected to be capable of producing 730 million gallons per year by the end of 2023.
The Midstream segment remains focused on executing the strategic priorities of strict capital discipline, lowering the cost structure, and portfolio optimization. MPLX announced a capital outlook of $900 million, of which approximately $760 million is growth capital. MPLX continues to evaluate opportunities to expand its logistics to meet the needs of today and participate in an energy-diverse future.

2022 Capital Plan ($ millions)

MPC (excluding MPLX)
Refining & Marketing Segment:	$1,625
Growth - Ongoing Projects	525
Growth - Renewables	800
Maintenance	300
Midstream Segment (excluding MPLX)	10
Corporate and Other (a)	100
Total MPC (excluding MPLX)	$1,735

MPLX Total	$900
(a) Does not include capitalized interest

First Quarter 2022 Outlook

Refining & Marketing Segment:
Refining operating costs per barrel(a)	$5.10
Distribution costs (in millions)	$1,300
Refining planned turnaround costs (in millions)	$155
Depreciation and amortization (in millions)	$465

Refinery throughputs (mbpd):
Crude oil refined	2,685
Other charge and blendstocks	200
Total	2,885

(a)Excludes refining planned turnaround and depreciation and amortization expense

Corporate (in millions)	$170

Conference Call
At 11:00 a.m. EST today, MPC will hold a conference call and webcast to discuss the reported results and provide an update on company operations. Interested parties may listen by visiting MPC’s website at www.marathonpetroleum.com. A replay of the webcast will be available on the company’s website for two weeks. Financial information, including the earnings release and other investor-related materials, will also be available online prior to the conference call and webcast at www.marathonpetroleum.com.

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About Marathon Petroleum Corporation
Marathon Petroleum Corporation (MPC) is a leading, integrated, downstream energy company headquartered in Findlay, Ohio. The company operates the nation’s largest refining system. MPC’s marketing system includes branded locations across the United States, including Marathon brand retail outlets. MPC also owns the general partner and majority limited partner interest in MPLX LP, a midstream company that owns and operates gathering, processing, and fractionation assets, as well as crude oil and light product transportation and logistics infrastructure. More information is available at www.marathonpetroleum.com.
Investor Relations Contacts: (419) 421-2071
Kristina Kazarian, Vice President
Brian Worthington, Manager
Kenan Kinsey, Analyst

Media Contact: (419) 421-3312
Jamal Kheiry, Communications Manager

References to Earnings and Defined Terms
References to earnings mean net income attributable to MPC from the statements of income. Unless otherwise indicated, references to earnings and earnings per share are MPC’s share after excluding amounts attributable to noncontrolling interests.
Forward-Looking Statements
This press release contains forward-looking statements regarding MPC. These forward-looking statements may relate to, among other things, MPC’s expectations, estimates and projections concerning its business and operations, financial priorities, strategic plans and initiatives, capital return plans, including the completion of the Speedway sale proceeds capital return program within the anticipated timeframe, operating cost and capital expenditure reduction objectives, and environmental, social and governance goals. You can identify forward-looking statements by words such as “anticipate,” “believe,” “commitment,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “imply,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,“ “policy,” “position,” “potential,” “predict,” “priority,” “project,” “proposition,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “target,” “will,” “would” or other similar expressions that convey the uncertainty of future events or outcomes. MPC cautions that these statements are based on management’s current knowledge and expectations and are subject to certain risks and uncertainties, many of which are outside of the control of MPC, that could cause actual results and events to differ materially from the statements made herein. Factors that could cause MPC’s actual results to differ materially from those implied in the forward-looking statements include but are not limited to: general economic, political or regulatory developments, including inflation, changes in governmental policies relating to refined petroleum products, crude oil, natural gas or NGLs, or taxation; the magnitude, duration and extent of future resurgences of the COVID-19 pandemic and its effects, including the continuation or re-imposition of travel restrictions, business and school closures, increased remote work, stay at home orders and other actions taken by individuals, government and the private sector to stem the spread of the virus; the regional, national and worldwide demand for refined products and related margins; the regional, national or worldwide availability and pricing of crude oil and other feedstocks and related pricing differentials; the success or timing of completion of ongoing or anticipated projects or transactions, including the conversion of the Martinez Refinery to a renewable fuels facility and joint venture with ADM; the availability of desirable strategic alternatives for the Kenai refinery or other portfolio assets and the ability to obtain regulatory and other approvals with respect thereto; accidents or other unscheduled shutdowns affecting our refineries, machinery, pipelines, processing, fractionation and treating facilities or equipment, means of transportation, or those of our suppliers or customers; the impact of adverse market conditions or other similar risks to those identified herein affecting MPLX; and the factors set forth under the heading “Risk Factors” in MPC’s Annual Report on Form 10-K for the year ended Dec. 31, 2020, and in other filings with the SEC. Any forward-looking statement speaks only as of the date of the applicable communication and we undertake no obligation to update any forward-looking statement except to the extent required by applicable law.

Copies of MPC's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPC's website at https://www.marathonpetroleum.com/Investors/ or by contacting MPC's Investor Relations office. Copies of MPLX's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPLX's website at http://ir.mplx.com or by contacting MPLX's Investor Relations office.

Consolidated Statements of Income (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions, except per-share data)	2021	2020	2021	2020
Revenues and other income:
Sales and other operating revenues(a)	$35,336	$17,972	$119,983	$69,779
Income (loss) from equity method investments(b)	152	102	458	(935)
Net gain on disposal of assets	18	64	21	70
Other income	102	49	468	118
Total revenues and other income	35,608	18,187	120,930	69,032
Costs and expenses:
Cost of revenues (excludes items below)(a)	32,184	17,216	110,008	65,733
LCM inventory valuation adjustment	—	(1,185)	—	—
Impairment expense	—	146	—	8,426
Depreciation and amortization	813	849	3,364	3,375
Selling, general and administrative expenses	656	630	2,537	2,710
Restructuring expenses	—	19	—	367
Other taxes	177	122	721	668
Total costs and expenses	33,830	17,797	116,630	81,279
Income (loss) from continuing operations	1,778	390	4,300	(12,247)
Net interest and other financial costs	430	333	1,483	1,365
Income (loss) from continuing operations before income taxes	1,348	57	2,817	(13,612)
Provision (benefit) for income taxes on continuing operations	243	(193)	264	(2,430)
Income (loss) from continuing operations, net of tax	1,105	250	2,553	(11,182)
Income from discontinued operations, net of tax	—	324	8,448	1,205
Net income (loss)	1,105	574	11,001	(9,977)
Less net income (loss) attributable to:
Redeemable noncontrolling interest	21	20	100	81
Noncontrolling interests	310	269	1,163	(232)
Net income (loss) attributable to MPC	$774	$285	$9,738	$(9,826)

Per share data
Basic:
Continuing operations	$1.28	$(0.06)	$2.03	$(16.99)
Discontinued operations	—	0.50	13.31	1.86
Net income (loss) per share	$1.28	$0.44	$15.34	$(15.13)

Weighted average shares outstanding (in millions)	605	650	634	649
Diluted:
Continuing operations	$1.27	$(0.06)	$2.02	$(16.99)
Discontinued operations	—	0.50	13.22	1.86
Net income (loss) per share	$1.27	$0.44	$15.24	$(15.13)

Weighted average shares outstanding (in millions)	609	650	638	649
(a)In accordance with discontinued operations accounting, Speedway sales to retail customers and net results are reflected in income from discontinued operations, net of tax, and Refining & Marketing intercompany sales to Speedway prior to May 14, 2021, are presented as third-party sales.
(b)The YTD 2020 period includes $1.3 billion of impairment expense.

Income Summary for Continuing Operations (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2021	2020	2021	2020
Refining & Marketing(a)	$881	$(1,579)	$1,016	$(5,189)
Midstream	1,070	974	4,061	3,708
Corporate	(173)	(175)	(696)	(800)
Income (loss) from continuing operations before items not allocated to segments	1,778	(780)	4,381	(2,281)
Items not allocated to segments:
LCM inventory valuation adjustment	—	1,185	—	—
Impairment and idling expenses(b)	—	(146)	(81)	(9,741)
Restructuring expenses(c)	—	(19)	—	(367)
Litigation	—	84	—	84
Gain on sale of assets	—	66	—	66
Transaction-related costs(d)	—	—	—	(8)
Income (loss) from continuing operations	1,778	390	4,300	(12,247)
Net interest and other financial costs	430	333	1,483	1,365
Income (loss) from continuing operations before income taxes	1,348	57	2,817	(13,612)
Provision (benefit) for income taxes on continuing operations	243	(193)	264	(2,430)
Income (loss) from continuing operations, net of tax	$1,105	$250	$2,553	$(11,182)

(a)Includes last-in, first-out (LIFO) liquidation charges of $305 million for the fourth quarter 2020 and $561 million for the year 2020.
(b)The 2021 YTD period includes impairment expenses related to long-lived assets and equity method investments. The 2020 YTD period includes $7.4 billion goodwill impairment, $1.3 billion impairment of equity method investments and $1.0 billion impairment of long-lived assets.
(c)Restructuring expenses for the year 2020 include $195 million of exit costs related to the Martinez and Gallup refineries and $172 million of employee separation costs.
(d)2020 includes costs incurred in connection with the Midstream strategic review.

Income Summary for Discontinued Operations (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2021	2020	2021	2020
Speedway	$—	$419	$613	$1,701
LCM inventory valuation adjustment	—	25	—	—
Gain on sale of assets	—	—	11,682	—
Transaction-related costs(a)	—	(39)	(46)	(114)
Income from discontinued operations	—	405	12,249	1,587
Net interest and other financial costs	—	5	6	20
Income from discontinued operations before income taxes	—	400	12,243	1,567
Provision for income taxes on discontinued operations	—	76	3,795	362
Income from discontinued operations, net of tax	$—	$324	$8,448	$1,205

(a)Costs related to the Speedway separation.

Capital Expenditures and Investments (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2021	2020	2021	2020
Refining & Marketing	$373	$175	$911	$1,170
Midstream	225	199	731	1,398
Corporate(a)	53	40	173	186
Speedway	—	77	177	277
Total	$651	$491	$1,992	$3,031

(a)Includes capitalized interest of $20 million, $21 million, $68 million and $106 million for the fourth quarter 2021, the fourth quarter 2020, the year 2021 and the year 2020, respectively.

Refining & Marketing Operating Statistics (Unaudited)
Dollar per Barrel of Net Refinery Throughput

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Refining & Marketing margin, excluding LIFO liquidation charge(a)	$15.88	$7.42	$13.36	$8.96
LIFO liquidation charge	—	(1.31)	—	(0.59)
Refining & Marketing margin(a)	$15.88	$6.11	$13.36	$8.37
Less:
Refining operating costs, excluding storm impacts(b)	5.36	5.14	5.02	5.68
Storm impacts on refining operating cost(c)	—	—	0.05	—
Distribution costs(d)	4.93	5.44	5.04	5.37
Refining planned turnaround costs	0.75	0.46	0.57	0.88
Depreciation and amortization	1.72	2.00	1.83	1.96
Plus (Less):
Other(e)	0.14	0.14	0.14	0.03
Refining & Marketing income (loss) from operations	$3.26	$(6.79)	$0.99	$(5.49)

Fees paid to MPLX included in distribution costs above	$3.38	$3.74	$3.40	$3.66

(a)Sales revenue less cost of refinery inputs and purchased products, divided by net refinery throughput.
(b)Excludes refining planned turnaround and depreciation and amortization expense.
(c)Storms in the first and third quarters of 2021 resulted in higher costs, including maintenance and repairs.
(d)Excludes depreciation and amortization expense.
(e)Includes income (loss) from equity method investments, net gain (loss) on disposal of assets and other income.

Refining & Marketing - Supplemental Operating Data

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Refining & Marketing refined product sales volume (mbpd)(a)	3,600	3,223	3,425	3,222
Crude oil refining capacity (mbpcd)(b)	2,874	2,860	2,874	2,963
Crude oil capacity utilization (percent)(b)	94	82	91	82

Refinery throughputs (mbpd):
Crude oil refined	2,700	2,335	2,621	2,418
Other charge and blendstocks	236	193	178	165
Net refinery throughput	2,936	2,528	2,799	2,583

Sour crude oil throughput (percent)	48	47	47	49
Sweet crude oil throughput (percent)	52	53	53	51

Refined product yields (mbpd):
Gasoline	1,574	1,344	1,446	1,314
Distillates	1,025	892	965	905
Propane	55	51	52	51
Feedstocks and special products	203	176	250	244
Heavy fuel oil	28	28	31	28
Asphalt	84	76	91	81
Total	2,969	2,567	2,835	2,623
Inter-region refinery transfers excluded from throughput and yields above (mbpd)	70	36	59	60
(a)Includes intersegment sales.
(b)Based on calendar day capacity, which is an annual average that includes downtime for planned maintenance and other normal operating activities. Excludes idled Martinez and Gallup facilities and our Dickinson plant in renewable diesel service.

Refining & Marketing - Supplemental Operating Data by Region (Unaudited)
Gulf Coast Region

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Dollar per barrel of refinery throughput:(a)
Refining & Marketing margin(b)	$17.13	$5.96	$12.46	$6.71
Refining operating costs(c)(d)	4.08	3.42	4.00	4.13
Refining planned turnaround costs	0.37	0.12	0.44	0.70
Refining depreciation and amortization	1.25	1.47	1.41	1.45

Refinery throughputs (mbpd):
Crude oil refined	1,130	997	1,041	987
Other charge and blendstocks	173	113	124	129
Gross refinery throughput	1,303	1,110	1,165	1,116

Sour crude oil throughput (percent)	62	57	61	63
Sweet crude oil throughput (percent)	38	43	39	37

Refined product yields (mbpd):
Gasoline	657	538	554	498
Distillates	426	389	389	385
Propane	30	28	26	26
Feedstocks and special products	193	172	199	215
Heavy fuel oil	8	3	6	7
Asphalt	18	15	19	17
Total	1,332	1,145	1,193	1,148
Inter-region refinery transfers included in throughput and yields above (mbpd)	42	12	30	36

(a)The per barrel for Refining & Marketing margin is calculated based on net refinery throughput (excludes inter-refinery transfer volumes). The per barrel for the remaining items is calculated based on the gross refinery throughput (includes inter-refinery transfer volumes).
(b)Sales revenue less cost of refinery inputs and purchased products, divided by net refinery throughput. Excludes 2020 LIFO liquidation charge.
(c)Excludes refining planned turnaround and depreciation and amortization expense.
(d)Estimated storm impacts on refining operating costs excluded from regional refining operating costs.

Mid-Continent Region

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Dollar per barrel of refinery throughput:(a)
Refining & Marketing margin(b)	$11.80	$8.22	$13.05	$10.07
Refining operating costs(c)(d)	4.96	5.03	4.47	5.19
Refining planned turnaround costs	1.40	0.84	0.87	0.86
Refining depreciation and amortization	1.57	1.83	1.58	1.79

Refinery throughputs (mbpd):
Crude oil refined	1,074	936	1,096	989
Other charge and blendstocks	86	71	63	52
Gross refinery throughput	1,160	1,007	1,159	1,041

Sour crude oil throughput (percent)	26	26	26	26
Sweet crude oil throughput (percent)	74	74	74	74

Refined product yields (mbpd):
Gasoline	620	560	606	550
Distillates	407	346	398	355
Propane	19	17	19	18
Feedstocks and special products	40	15	57	48
Heavy fuel oil	10	11	12	11
Asphalt	66	61	72	63
Total	1,162	1,010	1,164	1,045
Inter-region refinery transfers included in throughput and yields above (mbpd)	15	12	11	10

(a)The per barrel for Refining & Marketing margin is calculated based on net refinery throughput (excludes inter-refinery transfer volumes). The per barrel for the remaining items is calculated based on the gross refinery throughput (includes inter-refinery transfer volumes).
(b)Sales revenue less cost of refinery inputs and purchased products, divided by net refinery throughput. Excludes 2020 LIFO liquidation charge.
(c)Excludes refining planned turnaround and depreciation and amortization expense.
(d)Estimated storm impacts on refining operating costs excluded from regional refining operating costs.

West Coast Region

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Dollar per barrel of refinery throughput:(a)
Refining & Marketing margin(b)	$21.72	$9.28	$16.06	$11.69
Refining operating costs(c)(d)	8.64	9.27	7.89	9.57
Refining planned turnaround costs	0.22	0.42	0.14	1.23
Refining depreciation and amortization	1.34	1.61	1.46	1.56

Refinery throughputs (mbpd):
Crude oil refined	496	402	484	442
Other charge and blendstocks	47	45	50	44
Gross refinery throughput	543	447	534	486

Sour crude oil throughput (percent)	63	72	66	70
Sweet crude oil throughput (percent)	37	28	34	30

Refined product yields (mbpd):
Gasoline	297	246	286	266
Distillates	192	157	178	165
Propane	6	6	7	7
Feedstocks and special products	33	19	43	32
Heavy fuel oil	17	20	23	19
Asphalt	—	—	—	1
Total	545	448	537	490
Inter-region refinery transfers included in throughput and yields above (mbpd)	13	12	18	14

(a)The per barrel for Refining & Marketing margin is calculated based on net refinery throughput (excludes inter-refinery transfer volumes). The per barrel for the remaining items is calculated based on the gross refinery throughput (includes inter-refinery transfer volumes).
(b)Sales revenue less cost of refinery inputs and purchased products, divided by net refinery throughput. Excludes 2020 LIFO liquidation charge.
(c)Excludes refining planned turnaround and depreciation and amortization expense.
(d)Estimated storm impacts on refining operating costs excluded from regional refining operating costs.

Midstream Operating Statistics (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Pipeline throughputs (mbpd)(a)	5,672	4,838	5,542	4,805
Terminal throughput (mbpd)	2,889	2,606	2,886	2,673
Gathering system throughput (million cubic feet per day)(b)	5,444	5,265	5,258	5,475
Natural gas processed (million cubic feet per day)(b)	8,479	8,677	8,401	8,613
C2 (ethane) + NGLs fractionated (mbpd)(b)	549	585	551	562

(a)Includes common-carrier pipelines and private pipelines contributed to MPLX. Excludes equity method affiliate pipeline volumes.
(b)Includes amounts related to unconsolidated equity method investments on a 100% basis.

Select Financial Data (Unaudited)

(In millions)	December 31, 2021	September 30, 2021
Cash and cash equivalents	$5,291	$5,874
Short-term investments	5,548	7,352
MPC debt	6,968	9,089
MPLX debt	18,571	18,254
Total consolidated debt(a)	25,539	27,343
Redeemable noncontrolling interest	965	986
Equity	32,616	34,978
Shares outstanding	579	622

(a)    Net of unamortized debt issuance costs and unamortized premium/discount, net.
Non-GAAP Financial Measures
Management uses certain financial measures to evaluate our operating performance that are calculated and presented on the basis of methodologies other than in accordance with GAAP. We believe these non-GAAP financial measures are useful to investors and analysts to assess our ongoing financial performance because, when reconciled to their most comparable GAAP financial measures, they provide improved comparability between periods through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying business results and trends. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and our calculations thereof may not be comparable to similarly titled measures reported by other companies. The non-GAAP financial measures we use are as follows:
Adjusted Net Income Attributable to MPC
Adjusted net income attributable to MPC is defined as net income attributable to MPC excluding the items in the table below, along with their related income tax effect. For all periods presented, we applied a combined federal and state statutory tax rate of 24% to the adjusted pre-tax income or loss. We have excluded these items because we believe that they are not indicative of our core operating performance and that their exclusion results in an important measure of our ongoing financial performance to better assess our underlying business results and trends.

Adjusted Diluted Earnings Per Share
Adjusted diluted earnings per share is defined as adjusted net income attributable to MPC divided by the number of weighted-average shares outstanding in the applicable period, assuming dilution.
Reconciliation of Net Income (Loss) Attributable to MPC to Adjusted Net Income (Loss) Attributable to MPC

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2021	2020	2021	2020
Net income (loss) attributable to MPC	$774	$285	$9,738	$(9,826)
Pre-tax adjustments:
Gain on Speedway sale	—	—	(11,682)	—
Senior notes redemption make-whole premiums	132	—	132	—
LCM inventory valuation adjustment	—	(1,210)	—	—
Impairment and idling expenses	—	146	81	9,741
Restructuring expenses	—	19	—	367
LIFO liquidation charge	—	305	—	561
Litigation	—	(84)	—	(84)
Pension settlement	—	—	49	—
Gain on sale of assets	—	(66)	—	(66)
Transaction-related costs	—	39	46	122
Storm impacts	—	—	70	—
Tax impact of adjustments(a)	(112)	(22)	3,159	(1,731)
Non-controlling interest impact of adjustments	—	(20)	(30)	(1,315)
Adjusted net income (loss) attributable to MPC	$794	$(608)	$1,563	$(2,231)

Diluted income (loss) per share	$1.27	$0.44	$15.24	$(15.13)
Adjusted diluted income (loss) per share	$1.30	$(0.94)	$2.45	$(3.44)
(a)Income taxes for adjusted earnings was calculated by applying a combined federal and state statutory tax rate of 24% to the adjusted pre-tax income (loss) for these periods. The corresponding adjustments to reported income taxes are shown in the table above.

Adjusted EBITDA & Segment Adjusted EBITDA
Adjusted EBITDA and Segment Adjusted EBITDA represent earnings before net interest and other financial costs, income taxes, depreciation and amortization expense as well as adjustments to exclude refining turnaround costs, items not allocated to segment results and other items shown in the table below. We believe these non-GAAP financial measures are useful to investors and analysts to analyze and compare our operating performance between periods by excluding items that do not reflect the core operating results of our business or in the case of turnarounds, which provide benefits over multiple years. We also believe that excluding turnaround costs from this metric is useful for comparability to other companies as certain of our competitors defer these costs and amortize them between turnarounds. Adjusted EBITDA and Segment Adjusted EBITDA should not be considered as a substitute for, or superior to segment income (loss) from operations, net income attributable to MPC, income before income taxes, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA and Segment Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Reconciliation of Net Income (Loss) Attributable to MPC to Adjusted EBITDA from Continuing Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2021	2020	2021	2020
Net income (loss) attributable to MPC	$774	$285	$9,738	$(9,826)
Plus (Less):
Income from discontinued operations, net of tax	—	(324)	(8,448)	(1,205)
Net interest and other financial costs	430	333	1,483	1,365
Net income (loss) attributable to noncontrolling interests	331	289	1,263	(151)
Provision (benefit) for income taxes	243	(193)	264	(2,430)
Depreciation and amortization	813	849	3,308	3,375
Refining planned turnaround costs	204	107	582	832
Storm impacts	—	—	70	—
LCM inventory valuation adjustment	—	(1,185)	—	—
Impairment and idling expenses(a)	—	146	81	9,741
Restructuring expenses	—	19	—	367
LIFO liquidation charge	—	305	—	561
Litigation	—	(84)	—	(84)
Gain on sale of assets	—	(66)	—	(66)
Transaction-related costs	—	—	—	8
Adjusted EBITDA from continuing operations	$2,795	$481	$8,341	$2,487

(a)Impairments of $56 million in the year 2021 are included in depreciation and amortization expense on the statements of income.
Reconciliation of Income from Discontinued Operations, Net of Tax to EBITDA from Discontinued Operations (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2021	2020	2021	2020
Income from discontinued operations, net of tax	$—	$324	$8,448	$1,205
Plus (Less):
Net interest and other financial costs	—	5	6	20
Provision for income taxes	—	76	3,795	362
Depreciation and amortization(a)	—	7	3	244
LCM inventory valuation adjustment	—	(25)	—	—
Gain on sale of assets	—	—	(11,682)	—
Transaction-related costs	—	39	46	114
Adjusted EBITDA from discontinued operations	$—	$426	$616	$1,945

(a)As of August 2, 2020, MPC ceased recording depreciation and amortization for Speedway. Asset write-offs and retirements charges are presented as depreciation and amortization in our financial statements for all periods presented.

Refining & Marketing Margin
Refining margin is defined as sales revenue less the cost of refinery inputs and purchased products.
Reconciliation of Refining & Marketing Income (Loss) from Operations to Refining & Marketing Gross Margin and Refining & Marketing Margin

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2021	2020	2021	2020
Refining & Marketing income (loss) from operations(a)	$881	$(1,579)	$1,016	$(5,189)
Plus (Less):
Selling, general and administrative expenses	526	454	2,021	2,030
LCM inventory valuation adjustment	—	1,185	—	—
(Income) loss from equity method investments	(32)	(8)	(59)	(2)
Net gain on disposal of assets	—	(1)	(6)	(1)
Other income	(80)	(26)	(369)	(35)
Refining & Marketing gross margin	1,295	25	2,603	(3,197)
Plus (Less):
Operating expenses (excluding depreciation and amortization)	2,699	2,213	9,806	9,694
LCM inventory valuation adjustment	—	(1,185)	—	—
Depreciation and amortization	464	465	1,870	1,857
Gross margin excluded from and other income included in Refining & Marketing margin(b)	(132)	(80)	(485)	(365)
Other taxes included in Refining & Marketing margin	(38)	(17)	(142)	(79)
Refining & Marketing margin(a)	$4,288	$1,421	$13,652	$7,910
LIFO liquidation charge	—	305	—	561
Refining & Marketing margin, excluding LIFO liquidation charge	$4,288	$1,726	$13,652	$8,471

Refining & Marketing margin by region:
Gulf Coast	$1,987	$601	$5,163	$2,652
Mid-Continent	1,242	753	5,465	3,801
West Coast	1,059	372	3,024	2,018
Refining & Marketing margin	$4,288	$1,726	$13,652	$8,471

(a)LCM inventory valuation adjustments are excluded from Refining & Marketing income from operations and Refining & Marketing margin.
(b)Reflects the gross margin, excluding depreciation and amortization, of other related operations included in the Refining & Marketing segment and processing of credit card transactions on behalf of certain of our marketing customers, net of other income.